As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-149738

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fletcher Jay McCusker, Chairman of the Board and Chief Executive Officer

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Telephone: (520) 747-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elise M. Adams, Esq.

Ethan Seer, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Telephone: (212) 885-5544

Facsimile: (212) 885-5001

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)

☐ Smaller reporting company

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment with specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2009

PROSPECTUS

$175,000,000

THE PROVIDENCE SERVICE CORPORATION

Common Stock

From time to time, we may offer and sell shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate public offering price of shares of common stock offered by this prospectus will not exceed $175 million.

This prospectus provides you with a general description of the shares that we may offer in one or more offerings. Each time we offer shares, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “PRSC.” On April 27, 2009, the last reported sale price of our common stock on the NASDAQ Global Select Market was $9.27 per share.

Investing in our common stock involves risks. See the “Risk Factors” section on page 2 of this prospectus and the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to sell any of our common stock unless accompanied by a prospectus supplement.

The common stock offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through one ore more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” In addition, each time we offer shares, the supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

-i-

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this document may only be used where it is legal to sell the common stock described herein. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of the common stock.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, to register an indeterminable number of shares of common stock as may from time to time be offered for sale at indeterminate prices (up to an aggregate maximum offering price for all such shares of $175 million), using a “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus.

This prospectus provides you with some of the general terms that may apply to an offering of our common stock. Each time we sell or issue shares of common stock we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the number and price per share of the shares to be offered and sold in that offering and the specific manner in which such shares may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information incorporated by reference herein as described under the heading “Information Incorporated by Reference,” before making an investment decision.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the common stock offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

References in this prospectus to “Providence,” “we,” “us” and “our” refer to The Providence Service Corporation, a Delaware corporation, and its consolidated entities, unless the context otherwise requires.

ABOUT THE PROVIDENCE SERVICE CORPORATION

We provide and manage government sponsored social services and non-emergency transportation services. With respect to our social services, our counselors, social workers and behavioral health professionals work with clients who are eligible for government assistance due to income level, emotional/educational disabilities or court order. The state and local government agencies that fund the social services we provide are required by law to provide counseling, case management, foster care and other support services to eligible individuals and families. We do not own or operate any hospitals, residential treatment centers or group homes. Instead, we provide social services primarily in the client’s home or community, reducing the cost to the government of such services while affording the client a better quality of life. With respect to our non-emergency transportation services, we manage and arrange for client transportation to health care related facilities and services for state or regional Medicaid agencies, health maintenance organizations, or HMO’s, and commercial insurers.

Our business grows internally through organic expansion into new markets and increases in the number of clients we service and externally through acquisitions of companies and/or their service contracts in areas where we see opportunities, either for expansion of our service platform in existing markets or expansion of our geographic footprint into new markets.

We are incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 5524 East Fourth Street, Tucson, Arizona 85711 and our telephone number is (520) 747-6600. Our web site address is www.provcorp.com. We have included our web site address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our web site does not constitute part of this prospectus.

RISK FACTORS

Any investment in shares of our common stock involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption “Risk Factors” above and elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of common stock under this prospectus to our general funds and will use them for general corporate purposes, which may include, among other things, reducing or refinancing our indebtedness (for example, our current credit and guaranty agreement with CIT Capital Securities LLC, or CIT, requires us, while any amounts are outstanding under such credit facility, to use half of any proceeds we raise from the sale of our equity securities to pay down such indebtedness) or funding acquisitions. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not plan to pay any such cash dividends in the foreseeable future. In addition, our ability to pay dividends is currently prohibited by the terms of our credit and guaranty agreement with CIT if there is a default under such agreement or if the payment of a dividend would result in such a default. The payment of future cash dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, our financial condition, funds from operations, the level of our capital and development expenditures, any restrictions imposed by present or future debt instruments, any restrictions imposed by applicable law and other factors our board of directors deems relevant, including changes in federal tax policy, if any.

PLAN OF DISTRIBUTION

We may sell the shares of common stock covered by this prospectus from time to time. Registration of the shares of our common stock covered by this prospectus does not mean, however, that those shares will necessarily be offered or sold.

We may sell the shares of common stock through one or more underwriters or dealers in a public offering and sale by them, through agents and/or directly to one or more investors. We may sell the shares from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, or at negotiated prices. For each offering of shares hereunder, we will describe the method of distribution of such shares in a prospectus supplement. The prospectus supplements will describe the terms of the offerings of the common stock, including:

•	The name or names of any underwriters, if any;

•	The purchase price of our common stock and the proceeds we will receive from the sale;

•	Any overallotment options under which underwriters may purchase additional shares of common stock from us;

•	Any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; and

•	Any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the shares offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide underwriters and agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended, or Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to such liabilities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We make no representation or prediction as to the direction or magnitude of any effect that any of the foregoing activities may have on the price of the shares. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of The Providence Service Corporation as of December 31, 2008 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on the consolidated financial statements dated March 28, 2009 contains an explanatory paragraph that states that the Company adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements.

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited the consolidated balance sheet of The Providence Service Corporation and subsidiaries as of December 31, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2007 and the financial statement schedules for the years ended December 31, 2007 and 2006 as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in this prospectus and elsewhere in the registration statement in reliance on McGladrey & Pullen LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, the Nasdaq Stock Market maintains a Web site at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

Our internet address is www.provcorp.com. We make available free of charge, on or through our web site, annual reports on form 10-K, quarterly reports on form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our web site is not part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus.

The following documents filed by us with the SEC, under our Exchange Act Commission File Number 001-34221, are hereby incorporated by reference in this prospectus:

•	our current report on Form 8-K (other than Item 2.02 and 7.01) filed with the SEC on March 16, 2009;

•	our current report on Form 8-K (other than Item 7.01) filed with the SEC on February 25, 2009;

•	our current report on Form 8-K filed with the SEC on February 18, 2009;

•	our current report on Form 8-K filed with the SEC on January 26, 2009;

•	our current report on Form 8-K (other than Item 2.02) filed with the SEC on January 5, 2009;

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009;

•	our annual report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the SEC on April 28, 2009;

•

the description of our common stock contained in our registration statement on Form 8-A, File No. 000-50364, filed with the SEC on August 13, 2003 pursuant to Section 12(g) of the Exchange Act, and all amendments or reports filed by us for the purpose of updating those descriptions; and

•

all reports and other documents filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering also shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

(520) 747-6600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth various fees and expenses payable by the registrant, other than potential underwriting discounts and commissions, in connection with the preparation of this registration statement and the issuance and distribution of the common stock being registered hereby. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fees	$6,877.50
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$50,000.00
Printing fees and expenses	$50,000.00
Miscellaneous expenses	$93,122.50

Total	$350,000.00

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

(4)	for any transaction from which the director derived an improper personal benefit.

Our second amended and restated certificate of incorporation provides that we shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law and contains provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Our second amended and restated certificate of incorporation further provides that:

•	we are required to indemnify our directors and officers, subject to very limited exceptions;

•	we may indemnify other persons, subject to very limited exceptions and the unanimous consent of our board of directors; and

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding, subject to very limited exceptions.

We maintain an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

The indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Item 16.	Exhibits

The following exhibits are filed herewith:

Number	Exhibit Title

1.1*	Form of Underwriting Agreement

4.1	Specimen Common Stock Certificate (incorporated by reference to The Providence Service Corporation Registration Statement on Form S-1/A filed with the SEC on July 31, 2003).

4.2	Convertible Senior Subordinated Note Indenture, dated as of November 13, 2007, between The Providence Service Corporation and The Bank of New York Trust Company, N.A. (incorporated by reference to The Providence Service Corporation Current Report on Form 8-K filed with the SEC on November 15, 2007).

4.3	Form of Convertible Senior Subordinated Note (incorporated by reference to The Providence Service Corporation Current Report on Form 8-K filed with the SEC on November 7, 2007).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5).

24**	Power of Attorney.

*	If applicable, to be subsequently filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**	Incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on the 28th day of April, 2009.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher Jay McCusker
Fletcher Jay McCusker, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Fletcher Jay McCusker Fletcher Jay McCusker	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	April 28, 2009

/s/ Michael N. Deitch Michael N. Deitch	Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2009

* Hunter Hurst, III	Director	April 28, 2009

/s/ Craig A. Norris Craig A. Norris	Director	April 28, 2009

* Kristi L. Meints	Director	April 28, 2009

* Warren S. Rustand	Director	April 28, 2009

* Richard Singleton	Director	April 28, 2009

*By:	/s/ Fletcher Jay McCusker
Fletcher Jay McCusker, Attorney-in-fact

EXHIBIT INDEX

Number	Exhibit Title

1.1*	Form of Underwriting Agreement

4.1	Specimen Common Stock Certificate (incorporated by reference to The Providence Service Corporation Registration Statement on Form S-1/A filed with the SEC on July 31, 2003).

4.2	Convertible Senior Subordinated Note Indenture, dated as of November 13, 2007, between The Providence Service Corporation and The Bank of New York Trust Company, N.A. (incorporated by reference to The Providence Service Corporation Current Report on Form 8-K filed with the SEC on November 15, 2007).

4.3	Form of Convertible Senior Subordinated Note (incorporated by reference to The Providence Service Corporation Current Report on Form 8-K filed with the SEC on November 7, 2007).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5).

24**	Power of Attorney.

*	If applicable, to be subsequently filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**	Filed with initial registration statement.